Exhibit 99.1

EXL Announces Appointment of Thomas Bartlett to Board of Directors and Retirement of Board Member Som Mittal

Bartlett Brings Decades of Executive Leadership Experience; Mittal Completes 10+ Year Service to EXL

NEW YORK, March 7, 2024 – EXL [NASDAQ: EXLS], a leading data analytics and digital operations and solutions company, announced today that Thomas Bartlett has been appointed to EXL’s board of directors as an independent director, effective March 6, 2024. Bartlett will serve on the board’s audit committee and nominating and governance committee. The company also announced that Som Mittal has notified the board that he will not stand for re-election at EXL’s 2024 annual meeting of stockholders and therefore will be retiring from the board in June 2024.

“We are excited to welcome Tom to the board,” said Board Chair Vikram Pandit. “Tom brings a tremendous amount of experience in running a large, high-growth technology-focused organization and we look forward to the insights he will bring.”

CEO and Board Vice Chair Rohit Kapoor, said, “Tom has deep expertise in scaling growth as demonstrated in the expansion of American Tower from around $10 billion to $100 billion in market capitalization under his leadership. His perspective will be immensely valuable as EXL pursues its mission to be the AI and data-led partner of choice for our clients.”

“EXL is at the forefront of combining data, AI and domain knowledge to create true value for clients,” said Bartlett. “I am excited to join the board of directors and look forward to helping the management team continue EXL’s amazing growth.”

Bartlett joined American Tower in 2009 as executive vice president and chief financial officer and served as its chief executive officer from 2020 to 2024. Prior to joining American Tower, Bartlett had a 25-year career at Verizon Communications. He also serves as a director of Otis Worldwide Corporation (NYSE: OTIS) where he is a member of the audit committee and the compensation committee. He is a member of the World Economic Forum’s Information and Communications Technologies (ICT) Board of Governors, the National Association of Real Estate Investment Trust (NAREIT) Executive Committee, and the Business Roundtable.

“On behalf of EXL and its board of directors, I would also like to thank Som for the wisdom and insights he has contributed since joining the board in 2013,” said Pandit. “Som’s deep knowledge of industry in India and his unique perspective of the technology sector were invaluable to EXL’s growth.”

Kapoor added, “Som’s contributions to EXL over the years have been extremely impactful. His clarity of thought and wealth of knowledge have served EXL well. I am thankful for Som’s service to EXL and wish him and his family all the best.”

“I have truly enjoyed being a member of the board and being part of what has been an incredible journey over the last 10 years,” said Mittal. “EXL is well positioned to take advantage of the coming AI economy, and I look forward to following its continued success.”

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About EXL

EXL (NASDAQ: EXLS) is a leading data analytics and digital operations and solutions company. We partner with clients using a data and AI-led approach to reinvent business models, drive better business outcomes and unlock growth with speed. EXL harnesses the power of data, analytics, AI, and deep industry knowledge to transform operations for the world’s leading corporations in industries including insurance, healthcare, banking and financial services, media and retail, among others. EXL was founded in 1999 with the core values of innovation, collaboration, excellence, integrity and respect. We are headquartered in New York and have more than 54,000 employees spanning six continents. For more information, visit www.exlservice.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995. You should not place undue reliance on those statements because they are subject to numerous uncertainties and factors relating to EXL's operations and business environment, all of which are difficult to predict and many of which are beyond EXL’s control. Forward-looking statements include information concerning EXL’s possible or assumed future results of operations, including descriptions of its business strategy. These statements may include words such as “may,” “will,” “should,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. These statements are based on assumptions that we have made in light of management's experience in the industry as well as its perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. You should understand that these statements are not guarantees of performance or results. They involve known and unknown risks, uncertainties and assumptions. Although EXL believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect EXL’s actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. These factors, which include our ability to maintain and grow client demand, our ability to hire and retain sufficiently trained employees, and our ability to accurately estimate and/or manage costs, rising interest rates, rising inflation and recessionary economic trends, are discussed in more detail in EXL’s filings with the Securities and Exchange Commission, including EXL’s Annual Report on Form 10-K. You should keep in mind that any forward-looking statement made herein, or elsewhere, speaks only as of the date on which it is made. New risks and uncertainties come up from time to time, and it is impossible to predict these events or how they may affect EXL. EXL has no obligation to update any forward-looking statements after the date hereof, except as required by federal securities laws.

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